===============================================================================


                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Sola International
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:




Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                            SOLA INTERNATIONAL INC.
                        2420 SAND HILL ROAD, SUITE 200
                         MENLO PARK, CALIFORNIA 94025

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 13, 1999

                               ----------------

To the Stockholders of Sola International Inc.:

   Notice is hereby given that the Annual Meeting of Stockholders of Sola International Inc., a Delaware corporation, will be held at the Quadrus Conference Center, 2400 Sand Hill Road, Menlo Park, California 94025, on Friday, August 13, 1999 at 10:00 a.m. (local time) for the following purposes:

  1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

  2. To ratify the Company's Management Incentive Plan.

  3. To transact such other business as may properly be brought before the meeting or any adjournments thereof.

   The Board of Directors has fixed the close of business on June 18, 1999 as the record date for determination of the stockholders entitled to notice and to vote at the Annual Meeting and only holders of record of the Company's common stock on said date will be entitled to receive notice of and to vote at the meeting.

   Stockholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the meeting, please mark, sign, date and return the enclosed proxy. The giving of your Proxy will not affect your right to vote in person in the event you find it convenient to attend the meeting. You may revoke the Proxy at any time before the closing of the polls at the meeting by delivery to the Company of a subsequently executed proxy or a written notice of revocation or by voting in person at the meeting. Attendance at the Annual Meeting will be limited to stockholders and invited guests of the Company.

                                          By order of the Board of Directors,

                                          Steven M. Neil
                                          Secretary

June 30, 1999

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED
ENVELOPE.

                            SOLA INTERNATIONAL INC.

                               ----------------

                      PROXY STATEMENT IN CONNECTION WITH
                      THE ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON FRIDAY, AUGUST 13, 1999

  This Proxy Statement is furnished to stockholders of Sola International Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the Quadrus Conference Center, 2400 Sand Hill Road, Menlo Park, California 94025, on Friday, August 13, 1999, at 10:00 a.m. (local time), and any adjournments thereof (the "Annual Meeting"). Action will be taken at the Annual Meeting to elect Directors of the Company and to ratify the appointment of the Company's independent auditors.

  Holders of record of outstanding shares of the Company's Common Stock, $.01 par value (the "Common Stock"), at the close of business on June 18, 1999, are entitled to vote at the Annual Meeting or any adjournments thereof. Voting rights are vested exclusively in the holders of the Common Stock. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters to be voted upon. Shares held as treasury shares by the Company are not entitled to vote. As of the close of business on the record date, June 18, 1999, 24,868,233 shares of Common Stock were outstanding. This Proxy Statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended March 31, 1999 are being mailed on or about June 30, 1999 to each stockholder entitled to vote at the meeting.

                       VOTING AND REVOCATION OF PROXIES

  When proxies in the enclosed form are returned properly executed, the shares represented thereby will be voted at the meeting and, where instructions have been given by the stockholder, will be voted in accordance therewith. If the stockholder does not otherwise specify, the stockholder's shares of Common Stock will be voted for the election of the nominees set forth in the Proxy Statement as directors of the Company and in support of the ratification of the Management Incentive Plan. If any other matter is properly presented for action at the meeting, the persons named in the enclosed proxy will vote on such matter in their discretion.

  The holders of a majority in number of the total outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting and entitled to vote in the election will be required for the election of directors and the affirmative vote of a majority of the votes cast at the meeting and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting, including ratification of the Management Incentive Plan. Pursuant to the law of the State of Delaware, where the Company is incorporated, as well as the provisions of the Company's Certificate of Incorporation and By-Laws, abstentions, but not broker non-votes, will be counted as votes cast against the proposal being considered. Votes will be counted by employees of the Boston Equiserve LP, the Company's independent transfer agent and registrar.

  Any proxy may be revoked by the stockholder, either by attending the meeting and voting in person or by submitting a revocation in writing to the Company (including a subsequent signed proxy) at any time prior to the closing of the polls at the meeting.

                             ELECTION OF DIRECTORS

  The Board of Directors currently consists of seven directors. Seven directors are to be elected at the Annual Meeting to hold office as directors until the 2000 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified. Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. All nominees have consented to be named and to serve if elected. If any one or more of the nominees is unable to serve or for good cause will not serve, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each nominee will be elected if he receives the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock at the Annual Meeting.

  The Board of Directors proposes the election of the following directors of the Company for a term of one year. All of the nominees are presently directors of the Company. Set forth below for each nominee is his name, age, the year in which he became a director of the Company, all positions and offices with the Company which he holds, if any, his principal occupations during at least the last five years and any additional directorships in publicly-held companies or registered investment companies. References to the Company include the Company and its predecessors.

  IRVING S. SHAPIRO, 82, has been Chairman of the Board of the Company since December 1994. Mr. Shapiro is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP. He was Chairman and Chief Executive Officer of E.I. du Pont de Nemours and Company from 1974 to 1981. He is Chairman of the Board of Marvin & Palmer Associates, Inc., and is a director of J.P. Morgan Florida Federal Savings Bank, Pediatric Services of America Inc., and Gliatech, Inc.

  JOHN E. HEINE, 55, has served as Chief Executive Officer and President of the Company since November 1981 and served as Chairman of the Board of the Company from September 1993 to December 1994. Mr. Heine joined the Company in 1981 as Managing Director of Sola International Holdings, Ltd. and previously held general management positions with Southern Farmers Holdings, Ltd. in Adelaide and H.J. Heinz in Melbourne, Australia.

  DOUGLAS D. DANFORTH, 76, has been a director of the Company since December 1994. He was Chairman and Chief Executive Officer of Westinghouse Electric Corporation from 1983 to 1987. He is a director of Daltile Inc.

  HAMISH MAXWELL, 72, has been a director of the Company since December 1994. Mr. Maxwell was Chairman of the Executive Committee of the Board of Directors of Philip Morris Companies Inc. from September 1991 through April 1995 and was Chairman and Chief Executive Officer of such company from 1984 to 1991. He is a director of Bankers Trust Company and Bankers Trust New York Corporation, and Chairman of WPP Group plc.

  JACKSON L. SCHULTZ, 73, has been a director of the Company since November 1995. Mr. Schultz joined Wells Fargo Bank in 1970, retiring in 1990 as Senior Vice President responsible for Public and Governmental Affairs.

  MAURICE J. CUNNIFFE, 66, has been a director of the Company since December 1996. He is Chairman and Chief Executive Officer of American Optical Corporation, a company of which he has been sole shareholder since 1982.

  A. WILLIAM HAMILL, 51, has been a director of the Company since December 1996. Mr. Hamill was Executive Vice President and Chief Financial Officer of Union Camp Corporation from 1996 through April 1999. From 1993 through 1996, he was a partner in SCI Investors Inc. and a director of Custom Papers Group Inc. From 1991 to 1993, he was Senior Vice President and Chief Financial Officer of Specialty Coatings International Inc. From 1975 through 1990, Mr. Hamill was with Morgan Stanley & Co. Incorporated, where he was a Managing Director.

                       INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS AND COMMITTEES

  The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and two standing committees: Audit and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held six meetings during fiscal 1999. Each current director, except for Mr. Maurice Cunniffe, who attended four of the six meetings, attended 75% or more of the aggregate of (i) meetings of the Board held during the period for which he served as a director and (ii) meetings of all committees held during the period for which he served on those committees. Mr. Cunniffe attended 75% of the regularly scheduled Board meetings of the Company, and attended one of two special meetings held during the fiscal year ended March 31, 1999. For the special meeting that Mr. Cunniffe was unable to attend, he communicated his support for the proposal before that meeting to the Company.

  The Compensation Committee is responsible for executive compensation, including setting the Company's compensation philosophy and policies, recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer and determining the compensation for all other executive officers. The Compensation Committee is also responsible for administering the Company's executive compensation plans and programs, including the Sola Investors Inc. Stock Option Plan, the Sola International Inc. Stock Option Plan and the Management Incentive Plan. The Committee consists of Hamish Maxwell (Chairman), Irving S. Shapiro and A. William Hamill. The Committee held two meetings during fiscal 1999.

  The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent auditors, review the annual financial statements of the Company and the related audit report of the Company as prepared by the independent auditors, recommend the selection of independent auditors each year and review the Company's internal controls and accounting policies and procedures. The Audit Committee reports its findings and recommendations to the Board of Directors for appropriate action. The Audit Committee consists of Douglas D. Danforth (Chairman), Jackson L. Schultz and Irving S. Shapiro, who are not executive officers or employees of the Company or any of its subsidiaries. The Company's Audit Committee held two meetings during fiscal 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Decisions with respect to compensation are made by the Compensation Committee of the Company. The members of the Compensation Committee as of March 31, 1999 were Hamish Maxwell, Irving S. Shapiro and A. William Hamill.

DIRECTOR COMPENSATION

  Directors who are full time employees of the Company receive no compensation for serving on the Board of Directors or its committees. During fiscal 1999, non-employee directors received an annual fee of $20,000, except for the Chairman who received an annual fee of $40,000, and $500 for each Board meeting attended. The same fee structure will be continued for fiscal 2000. Directors are permitted to receive all or a portion of their annual retainer fee in the form of options to acquire shares of Common Stock. Directors are reimbursed for traveling costs and other out-of-pocket expenses incurred in attending meetings. Directors who serve on the Audit Committee or the Compensation Committee receive no additional compensation for committee meetings held on the same date as a Board meeting and received $500 in fiscal 1999 (and will receive $500 in fiscal 2000) for each committee meeting held on a date on which there is or was no Board meeting.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock by (a) each person who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock (based on a review by the Company of filings with the Securities and Exchange Commission), (b) each director of the Company, (c) each of the executive officers named in the Summary Compensation Table and (d) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, except to the extent such power may be shared with a spouse.

                                                  NUMBER OF SHARES  PERCENTAGE
NAME                                             BENEFICIALLY OWNED OF CLASS(1)
----                                             ------------------ ----------
DIRECTORS:
Irving S. Shapiro (2)...........................        27,253           *
Douglas D. Danforth (3).........................        18,881           *
John E. Heine (4)...............................       473,636         1.9
Hamish Maxwell (5)..............................        55,805           *
Jackson L. Schultz (6)..........................         7,227           *
Maurice J. Cunniffe (7).........................        94,959           *
A. William Hamill (8)...........................         5,959           *
NAMED EXECUTIVE OFFICERS:
James H. Cox (9)................................       152,849           *
Steven M. Neil (10).............................        41,100           *
Stephen J. Lee (11).............................       117,019           *
Theodore Gioia (12).............................        79,334           *
All directors and executive officers as a group
 (14 persons)...................................     1,277,296         5.0

--------
* The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.
(1) Based on 24,866,482 shares of Common Stock outstanding on May 28, 1999. Calculations of percentage of beneficial ownership assume the exercise by only the respective named stockholder of all options for the purchase of Common Stock held by such stockholder which are exercisable within 60 days of May 28, 1999.
(2) Mr. Shapiro's shares are held by a trust of which Mr. Shapiro is both trustee and sole beneficiary. Includes 8,042 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(3) Includes 2,062 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(4) Includes 397,261 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999 and 76,375 shares of Common Stock held by a trust for which Mr. Heine and members of his family are trustees and beneficiaries. Mr. Heine is also a Named Executive Officer.
(5) Includes 805 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(6) Includes 4,227 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(7) Includes 1,959 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(8) Includes 1,959 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(9) Includes 115,270 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(10) Includes 33,000 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(11) Includes 84,457 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.
(12) Includes 67,747 shares of Common Stock issuable upon exercise of options that are exercisable within 60 days from May 28, 1999.

                      COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

   The following table sets forth in summary form all compensation for all services rendered in all capacities to the Company paid or accrued during the fiscal year ended March 31, 1999 ("fiscal 1999"), the fiscal year ended March 31, 1998 ("fiscal 1998") and the fiscal year ended March 31, 1997 ("fiscal 1997"), to the Chief Executive Officer of the Company and the four other most highly compensated individuals who were serving as executive officers of the Company on March 31, 1999 (collectively, the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                        ANNUAL COMPENSATION            COMPENSATION AWARDS
                              --------------------------------------- ---------------------
        NAME AND                          BONUS      OTHER ANNUAL     SECURITIES UNDERLYING      ALL OTHER
   PRINCIPAL POSITION    YEAR SALARY ($)   ($)    COMPENSATION (1)($)   OPTIONS/SARS (#)    COMPENSATION (2)($)
   ------------------    ---- ---------- -------- ------------------- --------------------- -------------------
John E. Heine........... 1999  $541,193  $ 46,079      $ 69,294(3)              --                $6,786
 President and Chief     1998   517,221   607,716        85,185(3)              --                 5,674
 Executive Officer       1997   460,661   206,057       102,102(3)              --                 5,020
James H. Cox............ 1999  $315,159  $ 29,786      $  6,830                 --                $7,931
 Executive Vice          1998   314,952   347,828         4,735                 --                 7,161
 President, Assistant    1997   302,329    81,540         4,810               5,000                6,382
 Secretary and
 Assistant Treasurer
Steven M. Neil.......... 1999  $250,000  $ 17,656      $304,939(4)            5,000               $1,566
 Executive Vice          1998   117,468   102,575        50,354(4)           80,000                  782
 President, Secretary    1997       --        --            --                  --                   --
 and Treasurer
Stephen J. Lee.......... 1999  $261,251  $ 17,541      $ 57,389(5)              --                $6,446
 Vice President,         1998   247,056   216,904        74,275(5)              --                 5,827
 Human Resources         1997   225,261    76,346        91,789(5)              --                 5,319
Theodore Gioia.......... 1999  $193,856  $ 13,691           --                  --                $5,257
 Vice President,         1998   188,264   166,847           --                  --                 5,416
 Strategic Planning      1997   181,022    62,318           --                  --                 4,971

--------
(1) Unless otherwise indicated, with respect to any individual named in the above table, the aggregate amount of perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.
(2) Reflects payments made in fiscal 1999 by the Company (i) as matching contributions under the Sola Optical USA 401(k) Savings Plan on behalf of Messrs. Cox, Lee and Gioia in the amount of $4,800, $4,800 and $4,567, respectively, and (ii) for term life insurance benefits for Messrs. Heine, Cox, Neil, Lee and Gioia in the amounts of $6,786, $3,131, $1,566, $1,646 and $690, respectively.
(3) Includes payments to Mr. Heine for expatriate accommodation allowances in the amount of $38,461 for fiscal 1999, $52,884 for fiscal 1998 and $74,647 for fiscal 1997.
(4) Includes $154,733 during fiscal 1999, and $32,543 in fiscal 1998, paid to Mr. Neil for the reimbursement of relocation costs.
(5) Includes payments to Mr. Lee for expatriate accommodation allowances in the amount of $25,739 for fiscal 1999, $35,391 for fiscal 1998 and $48,260 for fiscal 1997.

OPTION GRANT TABLE

  This table sets forth information concerning individual grants of stock options made during fiscal 1999 to each of the named executive officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                              ANNUAL RATES
                                                                             OF STOCK PRICE
                                                                            APPRECIATION FOR
                                        INDIVIDUAL GRANTS                   OPTION TERM (2)
                         ----------------------------------------------- ----------------------
                          NUMBER OF   % OF TOTAL
                         SECURITIES  OPTION/SARS
                         UNDERLYING   GRANTED TO
                         OPTION/SARS EMPLOYEES IN EXERCISE OR EXPIRATION
          NAME             GRANTED   FISCAL YEAR  BASE PRICE     DATE        5%         10%
          ----           ----------- ------------ ----------- ---------- ---------- -----------
John E. Heine...........      --
James H. Cox............      --
Steven M. Neil..........    5,000(1)     0.8%       $27.125   8/14/2008  $85,293.83 $216,151.32
Stephen J. Lee..........      --
Theodore Gioia..........      --

--------
(1) The option will become exercisable with respect to one-fifth of the shares covered thereby on each of August 14, 1999, 2000, 2001 and 2002. One-fifth is exercisable immediately. In the event of a change in control of the Company the option will become fully vested and immediately exercisable.
(2) The 5% and 10% annual rates of appreciation are over the term of the option outstanding as of the end of fiscal year 1999 which is ten years from the date of grant, and such assumed rates are set forth in accordance with rules and regulations adopted by the SEC and do not represent the Company's estimate of stock price appreciation.

OPTION EXERCISE TABLE

  This table sets forth information concerning each exercise of stock options during the last completed fiscal year by each of the named executive officers and the number of shares covered by both exercisable and unexercisable options to acquire Common Stock granted to the named executive officers under the Company's option plans as of March 31, 1999.

                       FISCAL YEAR END OPTION/SAR VALUES

                           NUMBER OF SHARES                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                         ACQUIRED ON EXERCISE    VALUE      UNDERLYING UNEXERCISED         IN-THE-MONEY
                             OF OPTIONS/        REALIZED        OPTIONS/SARS AT           OPTIONS/SARS AT
                          REDEMPTION OF SARS  OPTIONS/SARS      FISCAL YEAR-END         FISCAL YEAR-END(1)
                         -------------------- ------------ ------------------------- -------------------------
          NAME                                             EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----                                             ----------- ------------- ----------- -------------
John E. Heine...........          --                --       397,261         --       $933,563        --
James H. Cox............          --                --       115,270       2,000       263,835        --
Steven M. Neil..........          --                --        33,000      52,000           --         --
Stephen J. Lee..........        1,909           $77,579       86,366         --        202,960        --
Theodore Gioia..........        1,345            54,459       69,092         --        162,366        --

--------
(1) Values for "in-the-money" options represent the positive spread between $9.71, the exercise price of outstanding options, and the closing price of $12.06 per share of Common Stock at March 31, 1999, as reported on the New York Stock Exchange. 3,000 exercisable and 2,000 unexercisable options held by James H. Cox, and all of the exercisable and unexercisable options held by Steven M. Neil, have exercise prices higher than the stock price as of March 31, 1999 and therefore are not in-the-money options at fiscal year-end.

EMPLOYMENT AGREEMENTS

  The Company and Mr. Heine entered into a severance agreement dated November 20, 1996. Pursuant to this agreement if the Company elects to terminate Mr. Heine's employment other than for Cause (cause is defined as willful misconduct, neglect of duties, or any act or omission, any or all of which materially adversely affects the Company's business; or conviction of a felony) or if Mr. Heine terminates his employment under certain circumstances, the Company is required to continue his compensation, including annual salary and an average of the past three years Management Incentive Plan payments made to him, for a 24 month period. In addition, for a 24 month period Mr. Heine may continue to participate in any and all benefit plans the Company regularly provides its other executives, including, but not limited to, health, dental, vision, pension and other retirement plans, and receive outplacement assistance and consultation up to a maximum of $25,000. If, within two years of a change of control (as defined in the agreement), the Company elects to terminate Mr. Heine's employment other than for Cause or if Mr. Heine terminates his employment with the Company under certain circumstances, the Company shall pay Mr. Heine in cash an amount equal to 2.99 times the sum of the amount of Mr. Heine's annual salary in effect immediately prior to the date of such termination plus the average of the Management Incentive Plan compensation paid to him over the immediately prior three years. The agreement also contains covenants not to compete, covenants not to solicit, and invention assignment and confidentiality clauses.

  The Company and each of Messrs. Cox, Lee, Neil and Gioia are parties to a severance agreement. Pursuant to these agreements, each executive will be entitled to receive severance benefits if the executive's employment with the Company is terminated for any reason other than "cause," if the executive is regularly assigned duties that materially diminish his position as an executive or in certain other circumstances. The term "cause" includes (i) willful misconduct, neglect of duties or any act or omission any or all of which materially adversely affects the Company's business or (ii) conviction of a felony. The executive will not be entitled to severance benefits if he freely resigns his employment with the Company.

  The severance benefits provided by these severance agreements include (1) the executive's annual salary immediately prior to the termination of employment, plus the average of management incentive plan compensation paid over the three immediately preceding years, which will be received for the longer of 12 months or one month per completed year of service up to a maximum of 18 months, (2) any and all benefit plans the Company regularly provides its other executives or employees including, but not limited to, health, dental, vision, pension or other retirement plans, for the longer of 12 months or one month per completed year of service, up to a maximum of 18 months and (3) outplacement assistance in the form of professional consultation and administrative assistance up to a maximum of $25,000.

  The Company entered into a letter agreement with Mr. Steven Neil on September 2, 1997. Pursuant to this agreement Mr. Neil was employed as Executive Vice President and Chief Financial Officer of the Company. The agreement provided that Mr. Neil would receive a $250,000 annual salary, subject to discretionary review increases annually. The agreement also provided that Mr. Neil would participate in the Company's management incentive plan and other medical, insurance and benefit plans. Under the terms of the agreement, the Company loaned Mr. Neil $300,000, interest free, structured as an IRS Relocation Loan. The Company also made an equity investment in Mr. Neil's home in the amount of $745,000.

PENSION PLANS

  Prior to the sale by Pilkington plc of the Company in December 1993, Mr. Cox and Mr. Gioia were participants in the Pilkington Visioncare Pension Plan. In December 1993 the Company implemented the Sola Optical Pension Plan, which is currently intended, together with the Pilkington Visioncare Pension Plan, to provide substantially the same benefit that would have been payable had Mr. Cox and Mr. Gioia continued active participation under the Pilkington Visioncare Pension Plan, as it existed on December 1, 1993, until retirement. To that end, retirement benefits under the basic formula of the Sola Optical Pension Plan currently are substantially identical to the Pilkington Visioncare Pension Plan for a given level of compensation and service.

  Mr. Heine does not participate in the Sola Optical Pension Plan. In lieu of his participation in the Sola Superannuation Plan (in Australia), Mr. Heine earns an equivalent pension under a separate Expatriate Superannuation Agreement with the Company. Under this agreement, the Company will be required to make a lump sum payment for the benefit of Mr. Heine upon his termination of service or retirement from the Company based on the benefits he would have accrued under the Sola Superannuation Plan had he continued his participation therein. Payments under the Sola Superannuation Plan generally are based on years of service and final average compensation. The estimated lump sum benefit for the benefit of Mr. Heine, including benefits accrued by Mr. Heine as a member of the Sola Superannuation Plan prior to his relocation to Menlo Park, California, upon normal retirement from the Company at age 65 is Australian $2,202,077 (U.S.$1,396,370 based on a conversion rate of Australian $1.577 to the U.S.$). Mr. Lee did not participate in the Pilkington Visioncare Pension Plan; however, he does participate in the Sola Optical Pension Plan.

  The following table shows estimated annual benefits payable upon retirement to Messrs. Cox, Neil, Lee and Gioia under the Sola Optical Pension Plan in combination (to the extent applicable) with the Pilkington Visioncare Pension Plan. The Sola Optical Pension Plan will provide the amount of the benefit to Messrs. Cox and Gioia in excess of a portion of the amount accrued by them under the Pilkington Visioncare Pension Plan as of December 1, 1993; assuming retirement at age 65, the amount of annual benefit payable by the Pilkington Visioncare Pension Plan to Mr. Cox and Mr. Gioia which will be offset from the Sola Optical Pension Plan will be $16,929.48 and $6,571.92, respectively. Assets of the Pilkington Visioncare Pension Plan were not transferred to the Company from Pilkington in connection with the sale of the Company from Pilkington and the Company has no obligation under the Pilkington Visioncare Pension Plan.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
 $125,000............................... $26,500 $35,333 $44,167 $53,000 $61,833
  150,000...............................  32,222  42,963  53,704  64,445  75,186
  175,000...............................  33,138  44,184  55,230  66,276  77,322
  200,000...............................  33,138  44,184  55,230  66,276  77,322
  225,000...............................  33,138  44,184  55,230  66,276  77,322
  250,000...............................  33,138  44,184  55,230  66,276  77,322
  300,000...............................  33,138  44,184  55,230  66,276  77,322
  350,000...............................  33,138  44,184  55,230  66,276  77,322
  400,000...............................  33,138  44,184  55,230  66,276  77,322
  450,000...............................  33,138  44,184  55,230  66,276  77,322
  500,000...............................  33,138  44,184  55,230  66,276  77,322

  The years of credited service as of March 31, 1999 for Messrs. Cox, Neil, Lee and Gioia are 13.25, 1.47, 5.25 and 9.36, respectively.

  Benefits under the Sola Optical Pension Plan are not offset by Social Security benefits. The amounts shown are based upon certain assumptions, including retirement of the employee at exactly age 65 on March 31, 1999 and payment of the benefit under the basic form of the Sola Optical Pension Plan, a single life annuity for the life of the participant. The amounts will change if the payment is made under any other form permitted by the Sola Optical Pension Plan, or if an employee's retirement occurs after March 31, 1999, since the Social Security Wage Base of such an employee (one of the factors used in computing the annual retirement benefits) will reflect higher Social Security tax bases for years after 1999. The Sola Optical Pension Plan provides a higher level of benefits for the portion of compensation above the compensation levels on which Social Security benefits are based.

  The remuneration levels shown represent the five year average of annual compensation covered by the Sola Optical Pension Plan as of March 31, 1999. Compensation covered by the Sola Optical Pension Plan includes regular base salary, hourly wages, shift differentials, overtime, vacation and sick leave pay, commissions, sales bonus, amounts deferred under any tax qualified plan of the Company and amounts paid pursuant to management bonus plans or other formally adopted incentive compensation plans. The current compensation covered by the Sola Optical Pension Plan for Messrs. Cox, Lee and Gioia differs substantially (by more than 10%) from that set forth in the Summary Compensation Table under the aggregate of the "Salary" and "Bonus" columns because the amount of compensation which may be covered under a tax qualified pension plan is limited by the Internal Revenue Code.

  The pension amounts shown for remuneration in excess of the compensation cap ($160,000 for 1998) are based upon the compensation cap in each year, as required by law. The IRC Section 415 defined benefit limit was $130,000 for 1999, but it did not provide any further limitation on the amounts calculated.

                       COMPENSATION COMMITTEE REPORT ON
                           COMPENSATION OF EXECUTIVE
                            OFFICERS OF THE COMPANY

  The Company's Compensation Committee is responsible for executive compensation, including setting the Company's compensation philosophy and policies, recommending to the Board of Directors the compensation to be paid to the Chief Executive Officer and determining the compensation for the other executive officers. The Compensation Committee is also responsible for administering the Company's executive compensation plans and programs, including the Company's stock option plans. The Compensation Committee reviews the Company's executive compensation program on at least an annual basis to ensure that the program continues to meet the goals of its compensation policy.

COMPENSATION POLICY

  The Compensation Committee has designed the Company's executive compensation program (i) to attract qualified executive officers from a global pool of talent, (ii) to reward, motivate and retain the Company's executive officers and (iii) to align the interests of its executive officers with those of the Company's stockholders by linking the executives' annual cash and long-term incentive compensation to Company performance.

  The Company's compensation program consists of three basic components: base salary; annual cash incentive-based compensation; and long-term compensation in the form of stock options. The Compensation Committee's goal has been to base a greater portion of the executives' compensation on Company performance. The Company also provides perquisites to its executive officers to maintain the Company's competitive status in attracting and retaining executive officers in a competitive global market.

BASE SALARY

  The Compensation Committee reviews base salary levels of the executive officers annually. Adjustments, if any, are made effective April 1. Salary ranges for each executive officer are determined by the Compensation Committee using a two-step process. First, the level and functional responsibilities of the position held by each executive officer is evaluated using the Hay Guide Chart Job Evaluation Method. Second, based on such evaluation, salary ranges for each position are determined using marketplace data provided by Hay Management Consultants and periodically cross-checked with other market surveys published by Mercer, Cullen-Egan-Dell and other compensation consultants. Historically, a mid-point base salary has been established around the 75th percentile among a select group of companies, with a minimum salary at 80% of the mid-point and a maximum salary at 120% of the mid-point. An executive officer's progression through the salary range is based upon the Compensation Committee's evaluation of the individual's job performance. In fiscal 1999, executive officers received no salary increases.

  The group of companies to which the Company compares itself with respect to base salary compensation of its executives is not the same as the group to which it compares itself on the Performance Graph. For the U.S. market the comparison group for base salary purposes is comprised of visioncare, healthcare and technology companies whose businesses are concentrated on the west coast of the United States. The Compensation

Committee selected these companies because it believes that they are the companies with respect to which the Company must remain competitive in order to attract and retain qualified executives to work at its Northern California locations. For other market places worldwide the comparison group consists of all multinational and medium to large local companies in the specific market place. The comparison group used in the Performance Graph is comprised of the Company's worldwide competitors.

ANNUAL CASH INCENTIVE COMPENSATION

  The Compensation Committee views the annual cash incentive compensation component of its program as a significant element in attaining its goal of closely linking Company performance with executive compensation by providing additional annual cash compensation based on the Company's achievement of objective financial performance targets.

  During fiscal 1995, the Compensation Committee, with the approval of the Board of Directors, adopted a management incentive plan (the "Management Incentive Plan") for fiscal years commencing after fiscal 1995 to provide annual performance-based cash bonuses to officers designated by the Compensation Committee. Under the Management Incentive Plan, each designated officer has the opportunity to receive a performance-based cash bonus based on the Company's achievement of certain pre-established performance targets related to "operating profit," "trading cash flow" and "working capital", in each instance as measured on a Company-wide and/or regional basis.

  The Compensation Committee establishes target award percentages for each participant, which is the percentage of a participant's salary that will be awarded depending on the percentage of the performance target which is attained. The Compensation Committee will determine whether to establish maximum target award percentages. The maximum award which any participant may receive in a fiscal year under the Management Incentive Plan is $1 million. The Compensation Committee does not have discretion to increase the amount of a participant's award payable under the plan after the establishment of the relevant performance targets and target award percentages. Awards are paid annually upon certification by the Compensation Committee of achievement of the relevant performance targets at such time and in such manner as the Compensation Committee shall determine.

  The amount of an executive's bonus for fiscal 1999 was based on the Company's level of achievement measured against its pre-established performance targets. A bonus equal to 33% of the target bonus amount was payable if 95% of the performance targets for working capital for fiscal 1999 were achieved. A bonus equal to 40% of the target bonus was payable if "trading profit" attained fiscal 1998 levels. A bonus in excess of 100% of the target bonus amount was payable if greater than 100% of the performance targets was achieved. No bonus was payable if the Company did not achieve at least 95% of its performance targets for working capital, and no bonus was payable if fiscal 1998 "trading profit" was not achieved.


  Prior to the commencement of fiscal 1999, the Compensation Committee maintained target bonus awards equal to 80% of base salary for Mr. Heine, 70% of base salary for Mr. Cox and 60% of base salary for each of the other executive officers, in each instance payable only upon attainment of 100% of the performance targets. The Compensation Committee determined such percentages to be appropriate based on market surveys of executive compensation, including the Executive Compensation Reports published by Hay Management Consultants.

  Based on the Company's performance for fiscal 1999, Messrs. Cox, Neil, Lee and Gioia, respectively, realized bonus awards equal to approximately 9%, 7%, 7% and 7% of their base salary.

STOCK OPTION PLANS

  The Compensation Committee believes that the stock option component of its executive compensation program causes the executives' interests to be more closely aligned with those of the Company's stockholders because the value of the options is linked directly to the price of the Company's stock. The Compensation

Committee awarded stock options to the executive officers prior to fiscal 1995 under the Company's then existing stock option plan. Such plan has been amended to provide that no options would be granted thereunder after February 28, 1995 and the International Stock Option Plan has been adopted by the Company.

  In light of previous awards made to Mr. Heine and the other named executive officers, the Compensation Committee determined that it was not appropriate to grant such persons options under the International Stock Option Plan during fiscal 1999, except for Mr. Neil, who was granted options to purchase 5,000 shares at an option exercise price of $27.125.

  In fiscal 1998 the Board of Directors amended the Sola International Inc. Stock Option Plan to provide for the issuance of an additional 1,690,000 shares of Common Stock, which was ratified by the shareholders at the fiscal 1998 Annual General Meeting. The amendment will enable the Compensation Committee to make option grants to current optionholders and an expanded group of key management worldwide over forthcoming years as well as to attract and retain executive officers.

PERQUISITES

  The Company provides a company car allowance and supplemental medical coverage to certain named executive officers and an ex-patriate allowance for housing to each named executive officer who has relocated to California from outside the United States. The foregoing perquisites are provided to executive officers because the Compensation Committee believes that they are necessary to attract and retain executive talent in a global market. Mr. Heine, a former resident of Australia, is provided with each of the foregoing benefits.

CEO COMPENSATION

  The Compensation Committee determines Mr. Heine's compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers. As discussed above, the goal of the Compensation Committee is to link a significant portion of the compensation of its executive officers, including Mr. Heine, to Company performance. In fiscal 1999 Mr. Heine's salary was not increased.

  To further link Mr. Heine's compensation to Company performance, a substantial amount of Mr. Heine's potential compensation for fiscal 1999 was tied to the Company's achievement of certain objective financial targets described above under the Management Incentive Plan. Based on the Company's performance for fiscal 1999, Mr. Heine realized a bonus award equal to approximately 9% of his base salary.

  In light of the stock option awards made in December 1993 the Compensation Committee determined no stock option awards were appropriate for Mr. Heine in fiscal 1999.

SECTION 162(M)

  Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly-held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly-compensated executive officers employed by the Company on the last day of its taxable year.

  The Company has structured and administered its management incentive plan and stock option plans with the intent that compensation paid to the executive officers thereunder will not be subject to the deduction limitation of Section 162(m).

Respectfully submitted,

Hamish Maxwell, Chairman
Irving S. Shapiro
A. William Hamill

                               PERFORMANCE GRAPH

  The following graph compares the cumulative total return on $100 invested on February 23, 1995 in each of the Common Stock of the Company, Standard & Poor's 500 Index and the Dow Jones World Stock Index--Medical Supplies, the latter of which the Company finds representative given the inclusion of certain competitors of the Company in such index. The return of the Standard & Poor's 500 Index is calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph covers the period from February 23, 1995, when the Company's Common Stock was first offered to the public, through March 31, 1999. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                     Comparison of Cumulative Total Return
               of Sola International Inc., S&P 500 and Dow Jones
                     World Stock Index - Medical Supplies

                                    [GRAPH]

     S&P 500               DJWSI- Medical Supplies    Sola International Inc.
2/23/95        100                      100                      100
3/31/95      102.6                      104                    130.3
3/31/96      132.2                    125.3                    188.6
3/31/97      155.1                    153.4                    140.2
3/31/98     225.65                   186.71                   251.13
3/31/99     263.46                   226.93                    73.11

                             CERTAIN TRANSACTIONS

  The Company has entered into agreements to provide indemnification for its directors and executive officers in addition to the indemnification provided for in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. The Company has also purchased directors and officers insurance for its directors and executive officers.

  The Company and Mr. Steven M. Neil, Executive Vice President, Finance, Chief Financial Officer, Secretary and Treasurer, entered into an employment agreement dated September 2, 1997. Under the terms of the agreement, amongst other things, the Company loaned Mr. Neil $300,000, interest free, structured as an IRS Relocation Loan.

  The Company rents certain premises in Southbridge, Massachusetts from a company owned by Mr. Maurice Cunniffe, a Director of the Company. Rents payable under the terms of the rental agreement during fiscal 1999 amounted to approximately $544,000.

                 APPROVAL OF THE 1999 SOLA INTERNATIONAL INC.
                           MANAGEMENT INCENTIVE PLAN

GENERAL

  Since 1995, the Company has paid bonuses pursuant to a management incentive plan. This plan has been in place since the time of the Company's initial public offering, and as a result was not subject to the federal tax deduction limitation of Section 162 (m) of the Code for a period of five years.

  The Compensation Committee of the Board of Directors adopted the 1999 Sola International Inc. Management Incentive Plan (the "Incentive Plan") on June 15, 1999. This Incentive Plan, which shareholders are now being asked to ratify, is essentially the same as the prior plan except that it differs by the addition of several performance criteria on which target awards may be based and the increase in the maximum amount that can be paid to a single individual in any fiscal year under the plan.

  The purpose of the Incentive Plan is to enhance the Company's ability to attract, reward, motivate and retain executive officers and to align their interests with those of the Company's stockholders by providing additional compensation based on the Company's achievement of objective performance targets.

  The Compensation Committee has designed and intends to implement the Incentive Plan so that compensation payable under the plan constitutes "performance-based compensation," that is not subject to the federal tax deduction limitation of Section 162(m) of the Code. Accordingly, the material terms of the Incentive Plan are being submitted to the Company's stockholders for approval for a five year term.

SUMMARY OF THE INCENTIVE PLAN

  The principal provisions of the Incentive Plan are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by reference to the Incentive Plan which has been included as Appendix A to this Proxy Statement.

  The Incentive Plan will be administered by the Compensation Committee. The Compensation Committee selects participants, determines the performance criteria and targets applicable to each participant and establishes the amount of compensation payable to each participant upon achievement of such targets. The Compensation Committee has full authority to establish the rules and regulations relating to the Incentive Plan and to interpret those rules and regulations.

  Participation in the plan is limited to executive officers designated by the Compensation Committee. There are approximately 10 individuals eligible to participate in the Incentive Plan. Awards under the Incentive Plan will be based upon the Company's, a subsidiary's, a division's or an executive's achievement of one or more objective performance targets which are based on one or more of the following criteria: (1) sales, (2) operating profit, (3) net profit, (4) trading cash flow, (5) measures of working capital, (6) return on assets, (7) return on investments, (8) return on equity, (9) measures of economic value added or (10) any combination of the foregoing.

  The Compensation Committee will establish target award percentages for each participant, which are the percentages of a participant's salary that will be awarded based on the percentage of the participant's performance target which is attained. The Compensation Committee will establish the performance targets and related award percentages before the expiration of 25% of the relevant performance period, but no later than 90 days after its commencement. The Compensation Committee will not have discretion to increase the amount of a participant's award payable under the plan after the establishment of the relevant performance targets. Awards will be paid annually upon certification by the Compensation Committee of attainment of the relevant performance targets at such time and in such manner as the Compensation Committee shall determine. The maximum award which any participant may receive in a fiscal year under the Incentive plan is $2 million.

  The Incentive Plan requires approval by the affirmative vote of a majority of the votes cast at the annual meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. PROXIES WILL BE VOTED FOR APPROVAL OF THE INCENTIVE PLAN UNLESS OTHERWISE SPECIFIED IN THE PROXY.

                               RELATIONSHIP WITH
                             INDEPENDENT AUDITORS

  The firm of Ernst & Young LLP, independent auditors, served as the Company's independent auditors for the fiscal year ended March 31, 1999. The Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP, as the Company's independent auditors for the fiscal year ending March 31, 2000. A representative of Ernst & Young LLP will be in attendance at the 1999 Annual Meeting, will have an opportunity to make a statement if such representative desires to do so, and will be available to respond to appropriate questions.

                        STOCKHOLDERS' PROPOSALS FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received at the Company's principal offices, 2420 Sand Hill Road, Suite 200, Menlo Park, California 94025, Attention:
Secretary, for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting no later than March 2, 2000. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2000 Annual Meeting if they comply with certain rules and regulations promulgated by the U.S. Securities and Exchange Commission and with certain procedures described in the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company.

  Any shareholder proposal submitted with respect to the Company's fiscal year 2000 annual meeting of shareholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, will be considered untimely if notice thereof is received by the Company after May 16, 2000; provided, however, that in the event that the fiscal year 2000 annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than sixty (60) days after the date of the anniversary of the fiscal year 1999 annual meeting, notice by the stockholder in order to be timely must be received not later than the later of the close of business ninety (90) days prior to such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made.

                           EXPENSES OF SOLICITATION

  The solicitation of proxies in the form enclosed is made on behalf of the Board of Directors of the Company. All expenses relating to the solicitation will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefor, may solicit proxies in person or by telephone, telegraph or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                                 OTHER MATTERS

  The persons named in the enclosed form of proxy have no intention of bringing before the meeting for action any matter other than as specifically referred to above, nor has management or the Board of Directors any such intention, and none of such persons, management or the Board of Directors is aware of any matters which may be presented by others. If any such business should properly come before the meeting, the persons named in the form of proxy intend to vote thereon in accordance with their best judgment.

                           SECTION 16(A) BENEFICIAL
                        OWNERSHIP REPORTING COMPLIANCE

  The directors, executive officers and ten percent stockholders of the Company are required to file reports of their ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange pursuant to Section 16(a) of the Securities Exchange Act of 1934. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all of such reporting requirements were satisfied during fiscal 1999.

  THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES BUT EXCLUDING EXHIBITS). COPIES OF ANY EXHIBITS THERETO ALSO WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE DUPLICATING CHARGE. REQUESTS IN WRITING FOR COPIES OF ANY SUCH MATERIALS SHOULD BE DIRECTED TO SOLA INTERNATIONAL INC., 2420 SAND HILL ROAD, SUITE 200, MENLO PARK, CALIFORNIA 94025, ATTENTION: INVESTOR RELATIONS.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                       By order of the Board of Directors,

                                       Steven M. Neil
                                       Secretary
Menlo Park, California
June 30, 1999

  A copy of the Company's Annual Report for the fiscal year ended March 31, 1999, including financial statements, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                                                     APPENDIX A

                         1999 SOLA INTERNATIONAL INC.
                           MANAGEMENT INCENTIVE PLAN

  1. Purpose The purpose of the Sola International Inc. Management Incentive Plan is to enhance the ability of Sola International Inc. to attract, motivate, reward and retain executive officers and to align their interests with those of the Company's stockholders by providing additional cash compensation to designated executive officers of the Company based on the achievement of objective performance targets.

  2. Definitions

  (a) "Award" shall mean an incentive award earned by a Participant under the Plan for a Performance Period.

  (b) "Base Salary" for a Performance Period shall mean the Participant's annual base salary at the commencement of such Performance Period. Annual base salary does not include Awards under the Plan, long-term incentive awards, imputed income from such programs as executive life insurance, or nonrecurring earnings such as moving expenses, and is based on salary earnings before reductions for such items as contributions under Section 401(k) of the Internal Revenue Code of 1986, as amended.

  (c) "Board" shall mean the Board of Directors of the Company.

  (d) "Committee" shall mean the Compensation Committee of the Board.

  (e) "Company" shall mean Sola International Inc., its successors and assigns.

  (f) "Disability" shall mean permanent disability, as provided in the Company's long-term disability plan.

  (g) "Division" shall mean a division of the Company as may be designated by the Committee.

  (h) "Participant", for any Performance Period, shall mean an executive officer selected to participate in the Plan for such Performance Period.

  (i) "Performance Criteria" shall mean (1) sales, (2) operating profit, (3) net profit, (4) trading cash flow, (5) measures of working capital, (6) return on assets, (7) return on investment, (8) return on equity, (9) measures of economic value added or (10) any combination of the foregoing.

  (j) "Performance Period" shall mean the fiscal year of the Company or any other period designated by the Committee with respect to which an Award is earned.

  (k) "Performance Target" shall mean a target for a Performance Period which is expressed in one or more Performance Criteria and upon the attainment of which a Participant earns an Award. Performance Targets may be in respect of the performance of the Company and its Subsidiaries (which may be on a consolidated basis), a Division, a region or any combination of the foregoing, or on an individualized basis. Performance Targets may be absolute or relative and may be expressed in terms of a progression within a specified range.

  (l) "Plan" shall mean this Sola International Inc. Management Incentive Plan, as from time to time amended and in effect.

  (m) "Retirement" shall mean retirement at the Company's normal retirement age or early retirement with the prior written approval of the Company.

  (n) "Subsidiary" shall mean a corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, with the Company being treated as the employer corporation for purposes of this definition.

  (o) "Target Award Percentage" for a Participant with respect to any Performance Period shall mean the percentage of the Participant's Base Salary that the Participant would earn as an Award for that Performance Period determined based upon the attainment of a Performance Target applicable to such Participant.

  3. Eligibility

  Participation in the Plan for a Performance Period shall be limited to those executive officers who, because of their significant impact on the current and future success of the Company, the Committee selects, in accordance with
Section 5 of this Plan, to participate in the Plan for that Performance
Period.

  To be eligible to receive an Award for any Performance Period a Participant must be actively employed by the Company on each day of the Performance Period and on the Award payment date.

  4. Administration

  The administration of the Plan shall be consistent with the purpose and the terms of the Plan. The Plan shall be administered by the Committee. Each member of the Committee shall be an "outside director" within the meaning of
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall have full authority to establish the rules and regulations relating to the Plan, to interpret the Plan and those rules and regulations, to select Participants in the Plan, to determine the Performance Periods, Performance Targets and Target Award Percentages applicable to each Participant and the amount of compensation payable to each Participant upon the achievement of such targets, to approve all the Awards, to decide the facts in any case arising under the Plan and to make all other determinations and to take all other actions necessary or appropriate for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided, however, that the Committee shall not be authorized to increase the amount of the Award that would otherwise be payable pursuant to the terms of the Plan. The Committee's administration of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and other actions, shall be final and binding on the Company, the Subsidiaries, their respective stockholders and all employees of the Company and the Subsidiaries, including the Participants and their respective beneficiaries.

  5. Determination of Awards

  For each Performance Period, the Committee shall designate and establish the executive officers, if any, who shall be Participants during that Performance Period and the Performance Targets and Target Award Percentages for each such Participant, in each case, before the expiration of 25% of the relevant Performance Period, but no later than 90 days after the commencement of such Performance Period. The Performance Targets shall be based on one or more Performance Criteria. The Committee shall prepare schedules with respect to each Performance Period, which will be treated as part of the Plan for that Performance Period, setting forth (x) the Participants, (y) each Participant's Target Award Percentages and (z) each Participant's Performance Targets, in each case, for that Performance Period. The Committee shall notify each Participant of his or her Target Award Percentages and Performance Targets for the Performance Period. The Committee will determine whether to establish a maximum Target Award Percentage for any Performance Target.

  The amount of a Participant's Award is equal to the product of his or her Target Award Percentage and his or her Base Salary.

  The maximum amount of Awards that any Participant may receive with respect to any fiscal year of the Company during which the Plan is in effect is $2 million.

  6. Changes to the Target

  The Committee shall change the Performance Targets to reflect (i) a change in corporate capitalization involving the Company or any of its Subsidiaries,
(ii) a merger, consolidation, separation, reorganization, partial or complete liquidation, acquisition or disposition involving the Company or any of its Subsidiaries, (iii) a product liability judgment or a reserve in respect thereof in excess of $500,000, (iv) adjustments for inter-company accounts outside budgeted/agreed trading terms, (v) exchange gains or losses versus budgeted exchange rates, (vi) impact of unbudgeted product sourcing changes, (vii) impact of unbudgeted transfer pricing changes imposed by the Company's group finance department, (viii) impact of unbudgeted items that are externally mandated and for which forgiveness has been agreed prior to the commencement of the relevant Performance Period and (ix) accounting adjustments unrelated to business operations; provided, however, that there shall be no forgiveness for opening balance sheet differences from budget.

  7. Payment of Awards

  Within three (3) months after the close of the fiscal year in which a Performance Period occurs, the Committee shall review and approve each Participant's Award. The Committee shall certify in writing prior to payment of any Award that the relevant Performance Targets were satisfied. The aggregate amount of Awards shall be paid after such certification at such time and in such manner as the Committee shall determine.

  8. Limitations on Rights to Payment of Awards

  No Participant shall have any right to receive payment of an Award under the Plan for a Performance Period unless the Participant remains in the employ of the Company through the payment date of the Award.

  9. Amendments

  The Committee may at any time amend (in whole or in part) this Plan. No such amendment which adversely affects any Participant's rights to or interest in an Award earned prior to the date of the amendment shall be effective unless the Participant shall have agreed thereto. All Awards are intended not to be subject to the deduction limitation of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Awards to be subject to such deduction limitation.

  10. Termination

  The Committee may terminate this Plan (in whole or in part) at any time. In the case of such termination, the following provisions of this Section 10 shall apply notwithstanding any other provisions of the Plan to the contrary:

    (i) The Committee shall promulgate administrative rules applicable to Plan termination, pursuant to which each affected Participant shall receive, with respect to each Performance Period which has commenced on or prior to the effective date of the Plan termination (the "Termination Date") and for which the Award has not yet been paid, an amount equal to the amount his Award would have been had the Plan not been terminated (prorated for the Performance Period in which the Termination Date occurred), subject to reduction in the discretion of the Committee.

    (ii) Each Award payable under this Section 10 shall be paid at such time as the Committee shall determine.

  11. Miscellaneous Provisions

  (a) This Plan is not a contract between the Company and the executive officers or the Participants. Neither the establishment of this Plan, nor any action taken hereunder, shall be construed as giving any individual any right to be a Participant or retained in the employ of the Company. The Company is under no obligation to continue the Plan.

  (b) A Participant's right and interest under the Plan may not be assigned or transferred, and any attempted assignment or transfer shall be null and void and shall extinguish, in the Company's sole discretion, the Company's obligation under the Plan to pay Awards with respect to the Participant.

  (c) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund, or to make any other segregation of assets, to assure payment of Awards.

  (d) The Company shall have the right to deduct from Awards paid any taxes or other amounts required by law to be withheld.

  (e) Nothing contained in the Plan shall limit or affect in any manner or degree the normal and usual powers of management exercised by the officers and the Board of Directors or committees thereof to change the duties or the character of employment of any employee (including any executive officer) of the Company or to remove the individual from the employment of the Company at any time, all of which rights and powers are expressly reserved.

  12. Effective Date

  The Plan shall be effective on the date that it is approved by the Committee.

                             IMPORTANT INFORMATION

                            SOLA INTERNATIONAL INC.

                              1999 ANNUAL MEETING

                Sola International Inc.'s Annual Meeting of
              Stockholders will be held at the Quadrus
              Conference Center, 2400 Sand Hill Road, Menlo
              Park, California 94025 on Friday, August 13,
              1999, at 10:00 a.m. (local time).



                                                                      1377-PS-99

                                     PROXY

                            SOLA INTERNATIONAL INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF SOLA INTERNATIONAL INC. FOR THE ANNUAL MEETING OF
                  STOCKHOLDERS TO BE HELD ON AUGUST 13, 1999


        The undersigned hereby appoints John E. Heine, James H. Cox and Steven
M. Neil, and each of them, as attorneys and proxies with full power of substitution, to vote for and on behalf of the undersigned all shares of common stock of Sola International Inc. held of record by the undersigned on June 18, 1999, at the Sola International Inc. Annual Meeting of Stockholders to be held on August 13, 1999 and at any adjournment thereof, upon the following matters and upon any other business that may properly come before the meeting, as set forth in the related Notice of Annual Meeting and Proxy statement, both of which have been received by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREOWNER. IF THIS PROXY IS EXECUTED BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES AND IN FAVOR OF THE RATIFICATION OF THE COMPANY'S MANAGEMENT INCENTIVE PLAN.

        Please indicate your vote for the election of directors on the other side. The nominees for director are: Maurice J. Cunniffe, Douglas D. Danforth,
A. William Hamill, John E. Heine, Hamish Maxwell, Irving S. Shapiro and Jackson
L. Schultz.


SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SEE REVERSE
   SIDE                                                             SIDE

[X] Please mark
    votes as in
    this  example.

    The Board of Directors recommends a vote "For All Nominees" on proposal 1 and a vote "For" proposal 2.


    1. Election of Directors.                                                                  FOR   AGAINST  ABSTAIN
       Nominees: Maurice. J. Cunniffe, Douglas             2. Ratification of the Company's   [  ]    [  ]     [  ]
       D. Danforth A. William Hamill, John E. Heine,         Management Incentive  Plan
       Hamish Maxwell, Irving S. Shapiro and
       Jackson L. Schultz

          FOR ALL NOMINEES  [  ]     [  ] WITHHELD FROM ALL NOMINEES

    [  ] ______________________________________
         For all nominees except as noted above
                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

                                                           Please sign the proxy and return it promptly whether or not you expect to attend. Give full title if an attorney, executor, administrator, trustee, guardian, etc. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. For an account in the name of two or more persons, each should sign, or if one signs, he or she should attach evidence of authority.


Signature:___________________ Date:_____   Signature:______________ Date:_____